EXHIBIT A


      The undersigned, Ziff Asset Management, L.P., a Delaware limited partnership, PBK Holdings, Inc., a Delaware corporation, and Philip B.
Korsant,  hereby agree and acknowledge  that the  information  required by this
Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  May 28, 2004

                                    ZIFF ASSET MANAGEMENT, L.P.
                                    By:PBK Holdings, Inc., its general partner


                                    By:   /s/ Frederick H. Fogel
                                       ------------------------------
                                       Name:  Frederick H. Fogel
                                       Title:  Vice President


                                    PBK HOLDINGS, INC.


                                    By:   /s/ Frederick H. Fogel
                                       ------------------------------
                                       Name:  Frederick H. Fogel
                                       Title:  Vice President



                                        /s/ Philip B. Korsant
                                       ------------------------------
                                            Philip B. Korsant